                                                           Exhibit 12
                                                           ----------

                             CONRAIL INC.
                             -----------
        COMPUTATIONS OF THE RATIO OF EARNINGS TO FIXED CHARGES
        ------------------------------------------------------
                            ($ In Millions)
                                                  Quarters ended
                                                     March 31,
                                                  --------------
                                                  1996      1995
                                                  ----      ----
    Earnings
    --------
      Pre-tax income                              $ 50      $ 91
        Add:
          Interest expense                          47        48
          Rental expense interest factor            14        14
        Less equity in undistributed earnings
         of 20-50% owned companies                  (4)       (5)
                                                  ----      ----
    Earnings available for fixed charges           107       148
                                                  ====      ====

    Fixed charges
    -------------
      Interest expense                              47        48
      Rental expense interest factor                14        14
                                                  ----      ----
    Fixed charges                                 $ 61      $ 62
                                                  ====      ====

    Ratio of earnings to fixed charges            1.75x     2.39x

    For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges, less equity in undistributed earnings of 20% to 50% owned companies. Fixed charges represent interest expense together with interest capitalized and a portion of rent under long-term operating leases representative of an interest factor.
